Exhibit 4.7

PENN VIRGINIA RESOURCE PARTNERS, L.P.

PENN VIRGINIA RESOURCE FINANCE CORPORATION

and

the Subsidiary Guarantors named herein

8  1/4% SENIOR NOTES DUE 2018

THIRD SUPPLEMENTAL INDENTURE

DATED AS OF MAY 17, 2012

WELLS FARGO BANK, N.A.,

Trustee

This THIRD SUPPLEMENTAL INDENTURE, dated as of May 17, 2012, is among Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “Company”), Penn Virginia Resource Finance Corporation, a Delaware corporation (“Finance Co” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”), and Wells Fargo Bank, N.A., a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of April 27, 2010, as supplemented by that First Supplemental Indenture dated April 27, 2010 (as so supplemented, the “Indenture”), pursuant to which the Issuers have issued $300,000,000 in principal amount of 8  1/4% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 9.01(d) of the Indenture provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture in order to add Subsidiary Guarantors pursuant to Section 4.13 thereof, without the consent of the Holders of the Notes; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 4.13 and by executing this Third Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article 10 thereunder.

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Subsidiary Guarantors and the Issuers.

Section 3.03. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

Issuers:

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Robert Wallace
	Name:	Robert Wallace
	Title:	Executive Vice President and
Chief Financial Officer

PENN VIRGINIA RESOURCE FINANCE CORPORATION

By:	/s/ Robert Wallace
	Name:	Robert Wallace
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Third Supplemental Indenture

Subsidiary Guarantors:

CHIEF GATHERING LLC
CONNECT ENERGY SERVICES, LLC
CONNECT GAS GATHERING, LLC
CONNECT GAS PIPELINE LLC
CONNECT NGL PIPELINE, LLC
DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
PENN VIRGINIA OPERATING CO., LLC
PVR CHEROKEE GAS PROCESSING LLC
PVR EAST TEXAS GAS PROCESSING, LLC
PVR FINCO LLC
PVR GAS PIPELINE, LLC
PVR GAS PROCESSING LLC
PVR GAS RESOURCES, LLC
PVR HAMLIN, LLC
PVR HYDORCARBONS LLC
PVR LAVERNE GAS PROCESSING LLC
PVR MARCELLUS GAS GATHERING, LLC
PVR MIDSTREAM LLC
PVR NATURAL GAS GATHERING LLC
PVR NORTH TEXAS GAS GATHERING, LLC
PVR OKLAHOMA NATURAL GAS GATHERING LLC
PVR WATER SERVICES, LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By:	/s/ Robert Wallace
Name:	Robert Wallace
Title:	Executive Vice President and
Chief Financial Officer

Trustee:

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

Signature Page to Third Supplemental Indenture